UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 17, 2012

Date of Earliest Event Reported: May 17, 2012

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 East Wacker Drive, Suite 2400 Chicago, Illinois		60601
(Address of principal executive offices)		(Zip Code)

(312) 827-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting held on May 17, 2012, the Company’s stockholders voted on (1) the election of three Class II directors nominated by the Board of Directors to serve until the 2015 Annual Meeting of Shareholders or until their successors are elected and qualified and (2) the ratification of the selection of McGladrey, LLP, fka McGladrey & Pullen, LLP, an independent registered public accounting firm as the Company’s independent auditors for the fiscal year ending December 31, 2012.

The table below sets forth the number of votes cast for and against for each matter voted upon by the Company’s shareholders.

PROPOSAL 1

Election of Directors to serve until the 2015 Annual Meeting of Stockholders

NOMINEE	FOR	WITHHELD
Jim Johnson	21,091,975	169,594
Paul Koontz	21,147,897	113,672
Charles Roame	21,159,272	102,297

PROPOSAL 2

The ratification of the selection of McGladrey & Pullen, LLP as independent auditors for the year ending December 31, 2012.

SHARES
For:	23,805,538
Against:	158, 225
Abstain:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENVESTNET, INC.

Dated: May 17, 2012

	By:	/s/ Shelly O’Brien
Shelly O’Brien
General Counsel and Corporate Secretary